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                                                                    Exhibit 10.7


                                    AGREEMENT

      The undersigned, RSL Communications, Ltd., a Bermuda corporation ("RSL") and Ronald S. Lauder having an address at 767 Fifth Avenue, Suite 4200, New York, New York 10153 ("Lauder"), in consideration for the mutual promises contained herein, agree as follows:

      1. RSL shall prepay, on October 1, 1996, the outstanding Accreted Value of the Subordinated Promissory Note, dated September 10, 1996, issued by RSL to Lauder. Such payment shall be made in accordance with Sections 1(b) and 4 of the Subordinated Promissory Note.

      2. In consideration for such prepayment, Lauder agrees that he will, upon ten (10) business days prior written notice from RSL with respect to each request for funding, either (at Lauder's option) (i) (in addition to his existing $15,000,000 Chase Manhattan Bank guarantee) guarantee one or more subordinated bank borrowings by RSL in an aggregate amount not to exceed $35,000,000 at any one time outstanding, each such personal guarantee to be in such form as is normal and customary for the bank from which RSL shall borrow;
(ii) directly loan funds to RSL on a subordinated basis in an amount not in excess of $35,000,000 at any one time outstanding at an interest rate of 11% per annum which amounts may be repaid and reborrowed; or (iii) provide a combination of loan guarantees or direct loans, as set forth above, in an amount not in excess of $35,000,000 at any one time outstanding. The terms of such subordination shall be substantially in accordance with
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Schedule I hereto. Such obligation with respect to guaranteed bank loans or direct loans shall remain until the earlier of (i) December 15, 2006 or (ii) the date on which RSL receives net proceeds from an equity offering in excess of $35,000,000 (the "Equity Proceeds") provided, that if any loans are then outstanding, the Equity Proceeds are utilized to repay such loans, at which time Lauder's obligation to provide loan guarantees and/or direct loans shall cease. Interest on the loan or loans hereunder shall not be paid in cash prior to December 15, 2001.

      The undersigned have executed this Agreement as of this 30th day of September, 1996.

                                                   RSL COMMUNICATIONS, LTD.

                                                   By: /s/ Itzhak Fisher
                                                       -------------------------
                                                       Itzhak Fisher, President


                                                        /s/ Ronald S. Lauder
                                                   -----------------------------
                                                         Ronald S. Lauder


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                                  SCHEDULE I TO

                    AGREEMENT DATED AS OF SEPTEMBER 30, 1996

      Subordination. (a) Except as otherwise provided with respect to Equity Proceeds, principal, interest on and any other amount due in respect of loans under this Agreement (the "Loans") shall, as provided in (b) and (c) below, be subordinated and made junior to (i) the payment of the principal amount, redemption premium, if any, all interest and any other amounts due on the 12 1/4% Senior Notes due 2006 (the "Senior Notes") issued by RSL Communications PLC, a United Kingdom corporation and wholly owned subsidiary or RSL (the "Note Issuer"), and guaranteed by RSL (the "Guaranty") (ii) and the Guaranty.

      (b) Except as otherwise provided with respect to Equity Proceeds, and subject to subparagraph (c) below, until the Senior Notes shall have been paid in full, RSL shall not make any direct or indirect payment or reduction (whether by way of loan, set-off or otherwise) in respect of the principal amount or accreted value of, or interest on or any other amount due in respect of the Loans, whether such amounts shall have become payable on maturity, by acceleration or otherwise, if on the date such payment would (but for this Section (b)) be payable pursuant to the Loans (hereinafter referred to as a "Payment Date"), (i) either RSL or the Note Issuer shall have failed to make payments required to be made on or with respect to the Guaranty or all or any portion of the Senior Notes as and when the same became or becomes due and payable and such failures to pay have not been cured or waived, (ii) any Default (as defined in the Indenture pursuant to which the Senior Notes are issued) or event of default shall have occurred and be continuing under the Senior Notes, whether or not the holders of the Senior Notes (the "Senior Lenders") shall, pursuant to such Senior Notes, have declared all or any portion of the Senior Notes due and payable in full on the basis of the occurrence of such default or event of default, or (iii) if such a Default or event of default shall not be continuing on any Payment Date, but the Senior Lenders shall, pursuant to the Senior Notes, have declared all or any portion of the Senior Notes due and payable in full on the basis of the occurrence of such Default or event of default and such acceleration shall not have been specifically rescinded in writing by the Senior Lenders. Scheduled payments of interest on the Loans and the payment of the principal amount or accreted value the Loans which are not otherwise prohibited pursuant to this Schedule I from being made, may be made, but only upon, subject and pursuant to the other terms and provisions set forth herein.


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      (c) In the event of (x) any insolvency, bankruptcy, receivership, custodianship, liquidation, reorganization, readjustment of debt, arrangement, composition, assignment for the benefit of creditors, or other similar proceeding relative to RSL, as such, or its property, or (y) any proceeding for voluntary liquidation, dissolution or other winding up or bankruptcy proceedings relative to RSL, then the Senior Notes shall first be paid in full before any payment or distribution of any character, whether in cash, securities, obligations or other property, shall be made in respect to the Loans.


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